Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-3ASR (No. 333-183790), Form S-3 (No. 333-131284), and Forms S-8 (Nos. 333-173932, 333-167918 and 333-136145) of Education Realty Trust, Inc. of our report dated April 1, 2013, relating to the financial statements of University Village - Greensboro, LLC as of and for the year ended December 31, 2012, appearing in this Amendment No. 1 to Form 10-K of Education Realty Trust, Inc. for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman LLP
Memphis, Tennessee

April 11, 2014

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